Exhibit 99.1

ALTRIA HOLDS INVESTOR DAY; INTRODUCES 2028 ENTERPRISE GOALS; PROVIDES UPDATES ON PRODUCT DEVELOPMENT EFFORTS; REAFFIRMS 2023 FULL-YEAR EARNINGS GUIDANCE

RICHMOND, Va. - March 23, 2023 - Altria Group, Inc. (NYSE:MO) hosted an investor day conference at the New York Stock Exchange in New York City, New York earlier today. Billy Gifford, Altria’s Chief Executive Officer, and other members of our senior management team highlighted our progress toward our Vision, introduced our 2028 Enterprise Goals and provided updates on internal product development efforts for smoke-free products.
Copies of the prepared remarks, presentations and a replay of the webcast are available on www.altria.com.

2028 Enterprise Goals
We announced our new 2028 Enterprise Goals. These goals include corporate financial metrics and specific U.S. smoke-free volume and revenue targets. These goals assume the successful completion of our previously announced acquisition of NJOY Holdings, Inc. (NJOY). We also announced our aspirations to compete beyond the U.S. nicotine space.

Corporate
Our corporate goals include financial policy and capital allocation, share of the U.S. tobacco space and total adjusted operating companies income (OCI) margin.

In financial policy and capital allocation, we set goals for adjusted diluted earnings per share (EPS) growth, dividend growth and leverage.
•Our goal is to deliver mid-single digits adjusted diluted EPS growth on a compounded annual basis through 2028.
•Our new progressive dividend goal targets mid-single digits dividend growth annually. In connection with today’s announcement, Sal Mancuso, Altria’s Executive Vice President and Chief Financial Officer, wrote an open letter to shareholders to provide more clarity on our strong commitment to consistent dividend growth and shareholder returns. The letter is available on www.altria.com. Future dividend payments remain subject to the discretion of our Board of Directors.
•Our goal is a capital structure with a debt-to-earnings before interest, taxes, depreciation and amortization (consolidated EBITDA, as defined in our senior unsecured revolving credit agreement) ratio of approximately 2.0x.
For share of the U.S. tobacco space, our goal is to maintain our leadership position.
Our total adjusted OCI margin goal is to maintain a margin of at least 60% each year through 2028.
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U.S. Smoke-Free Portfolio
We established two new goals for our U.S. smoke-free portfolio, including smoke-free volume and smoke-free revenue. For U.S. smoke-free volume, our goal is to grow volumes by at least 35% from our 2022 base of 800 million units. For U.S. smoke-free revenue, our goal is to approximately double our smoke-free net revenues to $5 billion from our 2022 base of $2.6 billion, with $2 billion coming from innovative smoke-free products.

Long-Term Growth
We announced our aspirations to compete in the international innovative smoke-free and non-nicotine categories. We believe the international smoke-free and non-nicotine categories combined represent multi-billion dollar opportunities for us. Our teams are evaluating these opportunities and expect to finalize strategies for these growth areas over the next 12 months. We intend to share specific goals for these areas once established.

Internal Product Development Efforts
We provided updates on our progress toward building a compelling portfolio of smoke-free products. We unveiled SWIC, our heated tobacco capsule product, and on! PLUS, our newest oral tobacco innovation.

•SWIC is a new type of heated tobacco product that does not have the visual cues of cigarettes. Using our proprietary technology, tobacco-filled capsules are heated to a precise temperature to deliver a satisfying inhale that is similar to a cigarette. We believe that SWIC holds promise for tobacco harm reduction and we continue to make significant progress toward its development.

•on! PLUS is a wet, spit-free tobacco-derived nicotine pouch product that provides adult tobacco consumers (ATCs) the flexibility to enjoy anywhere. on! PLUS was designed for adult dippers and dual users, with an optimized, long-lasting flavor system and range of nicotine strengths.

SWIC and on! PLUS are in development, and we have not yet filed pre-market tobacco product applications with the U.S. Food and Drug Administration (FDA) for these products. We look forward to bringing these products to ATCs in the coming years, upon regulatory authorization.

2023 Full-Year Guidance
We reaffirm our guidance to deliver 2023 full-year adjusted diluted EPS in a range of $4.98 to $5.13, representing a growth rate of 3% to 6% from an adjusted diluted EPS base of $4.84 in 2022, as shown in Schedule 1. While the 2023 full-year adjusted diluted EPS guidance accounts for a range of scenarios, the external environment remains dynamic. We will continue to monitor conditions related to (i) the economy, including the impact of high inflation, rising interest rates and global supply chain disruptions, (ii) ATC dynamics, including disposable income, purchasing patterns and adoption of smoke-free products, and (iii) regulatory and legislative developments.
Our 2023 full-year adjusted diluted EPS guidance range includes planned investments in support of our Vision, such as (i) continued smoke-free product research, development and regulatory preparation expenses, (ii) enhancement of our digital consumer engagement system and (iii) marketplace activities in support of our smoke-free products. The guidance range also includes lower expected net periodic benefit income due to market factors, including higher interest rates, and the impact of the 2022 completion of the Philip Morris Capital Corporation wind-down. This guidance range does not include the potential financial impacts of our previously announced acquisition of NJOY.

Our full-year adjusted diluted EPS guidance range excludes the impact of certain income and expense items that management believes are not part of underlying operations. These items may include, for example, loss on early extinguishment of debt, restructuring charges, asset impairment charges, acquisition-related and disposition-related costs, equity investment-related special items (including any changes in fair value of our equity investment recorded at fair value and any changes in the fair value of related warrants and preemptive rights), certain income tax items, charges associated with tobacco and health and certain other litigation items, and resolutions of certain non-participating manufacturer (NPM) adjustment disputes under the Master Settlement Agreement (such dispute resolutions are referred to as NPM Adjustment Items).
Our management cannot estimate on a forward-looking basis the impact of certain income and expense items, including those items noted in the preceding paragraph, on our reported diluted EPS because these items, which could be significant, may be unusual or infrequent, are difficult to predict and may be highly variable. As a result, we do not provide a corresponding U.S. generally accepted accounting principles (GAAP) measure for, or reconciliation to, our adjusted diluted EPS guidance.

Altria’s Profile
We have a leading portfolio of tobacco products for U.S. tobacco consumers age 21+. Our Vision is to responsibly lead the transition of adult smokers to a smoke-free future (Vision). We are Moving Beyond Smoking™, leading the way in moving adult smokers away from cigarettes by taking action to transition millions to potentially less harmful choices - believing it is a substantial opportunity for adult tobacco consumers, our businesses and society.

Our wholly owned subsidiaries include leading manufacturers of both combustible and smoke-free products. In combustibles, we own Philip Morris USA Inc. (PM USA), the most profitable U.S. cigarette manufacturer, and John Middleton Co. (Middleton), a leading U.S. cigar manufacturer. Our smoke-free portfolio includes ownership of U.S. Smokeless Tobacco Company LLC (USSTC), the leading global moist smokeless tobacco (MST) manufacturer, and Helix Innovations LLC (Helix), a leading manufacturer of oral nicotine pouches.

Additionally, we have a majority-owned joint venture, Horizon Innovations LLC (Horizon), for the U.S. marketing and commercialization of heated tobacco stick products and, through a separate agreement, we have the exclusive U.S. commercialization rights to the IQOS Tobacco Heating System® and Marlboro HeatSticks® through April 2024.

Our equity investments include Anheuser-Busch InBev SA/NV (ABI), the world’s largest brewer, and Cronos Group Inc. (Cronos), a leading Canadian cannabinoid company.

The brand portfolios of our tobacco operating companies include Marlboro®, Black & Mild®, Copenhagen®, Skoal® and on!®. Trademarks and service marks related to Altria referenced in this release are the property of Altria or its subsidiaries or are used with permission.

Learn more about Altria at www.altria.com and follow us on Twitter, Facebook and LinkedIn.

Forward-Looking and Cautionary Statements
This release contains projections of future results and other forward-looking statements that are subject to a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.
Important factors that may cause actual results to differ materially from those contained in the forward-looking statements included in this release are described in our publicly filed reports, including our Annual Report on Form 10-K for the year ended December 31, 2022. These factors include the following:
•our inability to anticipate and respond to changes in adult tobacco consumer preferences and purchase behavior;
•our inability to compete effectively;
•the growth of the e-vapor category and other innovative tobacco products, including oral nicotine pouches, contributing to reductions in cigarette and MST consumption levels and shipment volume;
•our failure to commercialize innovative products, including tobacco products with reduced health risks relative to other tobacco products and that appeal to adult tobacco consumers;
•changes, including in macroeconomic and geopolitical conditions (including inflation), that result in shifts in adult tobacco consumer disposable income and purchasing behavior, including choosing lower-priced and discount brands;
•our failure to complete or manage successfully strategic transactions, including acquisitions, dispositions, joint ventures and investments in third parties or realize the anticipated benefits of such transactions;
•significant changes in price, availability or quality of tobacco, other raw materials or component parts, including as a result of changes in macroeconomic, climate and geopolitical conditions;
•our reliance on a few significant facilities and a small number of key suppliers, distributors and distribution chain service providers and the risks associated with an extended disruption at a facility or in service by a supplier, distributor or distribution chain service provider;
•the risk that we may be required to write down intangible assets, including trademarks and goodwill, due to impairment;
•the risk that we could decide, or be required to, recall products;
•the various risks related to health epidemics and pandemics, such as the COVID-19 pandemic, and the measures that international, federal, state and local governments, agencies, law enforcement and health authorities implement to address them;
•our inability to attract and retain a highly skilled and diverse workforce due to the decreasing social acceptance of tobacco usage, tobacco control actions and other factors;
•unfavorable outcomes with respect to litigation proceedings or any governmental investigations;
•the risks associated with significant federal, state and local government actions, including FDA regulatory actions, and various private sector actions;
•increases in tobacco product-related taxes;
•the risks associated with the various U.S. and foreign laws and regulations to which we are subject due to our international business operations;

•the risks concerning a challenge to our tax positions, an increase in the income tax rate or other changes to federal or state tax laws;
•the risks associated with legal and regulatory requirements related to climate change and other environmental sustainability matters;
•disruption and uncertainty in the credit and capital markets;
•a downgrade or potential downgrade of our credit ratings;
•our inability to attract investors due to increasing investor expectations of our performance relating to environmental, social and governance factors;
•the failure of our, or our key service providers’ or key suppliers’, information systems to function as intended, or cyber-attacks or security breaches;
•our failure to comply with personal data protection and privacy laws;
•the risk that the expected benefits of our investment in ABI may not materialize in the expected manner or timeframe or at all;
•the risks related to a challenge to our former investment in JUUL, which, if successful, could result in a broad range of resolutions; and
•the risks associated with our investment in Cronos, including legal, regulatory and reputational risks.
You should understand that it is not possible to predict or identify all factors and risks. Consequently, you should not consider the foregoing list complete. We do not undertake to update any forward-looking statement that we may make from time to time except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Altria or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements referenced above.

Source: Altria Group, Inc.	Altria Client Services	Altria Client Services
Mac Livingston, Vice President of Investor Relations	Investor Relations	Media Relations
Richard.M.Livingston@altria.com	804-484-8222	804-484-8897

Schedule 1
ALTRIA GROUP, INC.
and Subsidiaries
Reconciliation of GAAP and non-GAAP Measures
(dollars in millions, except per share data)
(Unaudited)

Reconciliation of Altria’s Full-Year 2022 Adjusted Results
	Earnings before Income Taxes	Provision for Income Taxes	Net Earnings	Net Earnings Attributable to Altria	Diluted EPS
2022 Reported	$7,389	$1,625	$5,764	$5,764	$3.19
NPM Adjustment Items	(68)	(17)	(51)	(51)	(0.03)
Asset impairment, exit, implementation, acquisition and disposition-related costs	11	2	9	9	—
Tobacco and health and certain other litigation items	131	33	98	98	0.05
JUUL changes in fair value	1,455	—	1,455	1,455	0.81
ABI-related special items	2,544	534	2,010	2,010	1.12
Cronos-related special items	186	—	186	186	0.10
Income tax items	—	729	(729)	(729)	(0.40)
2022 Adjusted for Special Items	$11,648	$2,906	$8,742	$8,742	$4.84

While we report our financial results in accordance with GAAP, our management reviews certain financial results, including diluted EPS, on an adjusted basis, which excludes certain income and expense items, including those items noted under “2023 Full-Year Guidance” in the release. Our management does not view any of these special items to be part of our underlying results as they may be highly variable, may be unusual or infrequent, are difficult to predict and can distort underlying business trends and results. Our management believes that adjusted financial measures provide useful additional insight into underlying business trends and results and provide a more meaningful comparison of year-over-year results. Our management uses adjusted financial measures for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets. These adjusted financial measures are not required by, or calculated in accordance with GAAP and may not be calculated the same as similarly titled measures used by other companies. These adjusted financial measures should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.